UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) July 19, 1999


HITSGALORE.COM, INC.
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(Exact name of Registrant as specified in its charter)


FLORIDA                            000-26668           65-0036344
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(State or other jurisdiction        (Commission     (I.R.S Employer
of incorporation or organization)    file Number)   Identification No.)


10134 6th Street, Suite J, Rancho Cucamonga, CA           91730
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(Address of principal executive offices)                (ZIP Code)


Registrant's telephone number, including area code      (909) 481-8821


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                         HITSGALORE.COM, INC.


Item 4. Changes in Registrant's Certifying Accountant

On July 26, 1999, the Registrant received written notice from Moore Stephens Lovelace, P.A. that it was withdrawing as auditor of record for Hitsgalore.com, Inc. The notice received from Moore Stephens Lovelace was dated as of July 19, 1999, and mailed on July 21, 1999. The reports of Moore Stephens Lovelace, P.A. on the financial statements of Hitsgalore.com, Inc. (formerly Systems Communications, Inc.) as of December 31, 1998 and for the period from its inception (July 21, 1998) to December 31, 1998 and on the consolidated financial statements of Systems Communications, Inc. (the Registrant's predecessor) for each of the two years in the period ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Moore Stephens Lovelace, P.A. included an explanatory paragraph expressing substantial doubt about the Registrant's and its predecessor's ability to continue as a going concern.

In connection with the audits of the financial statements of the Registrant and it's predecessor referred to above, and in the subsequent interim periods, there were no disagreements with Moore Stephens Lovelace, P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Moore Stephens Lovelace, P.A. would have caused Moore Stephens Lovelace, P.A. to make reference to the matter in their report.

Moore Stephens Lovelace, P.A. stated that its withdrawal as auditor of record for Hitsgalore.com, Inc. was due to the Company not meeting the "Firm's client acceptance criteria." The Company has authorized Moore Stephens Lovelace, P.A. to respond fully to the inquiries of a successor accountant concerning its withdrawal as the Registrant's auditor of record.

Moore Stephens Lovelace, P.A. has furnished a letter addressed to the Commission stating that it agrees with the statements contained herein. A copy of that letter, dated July 26, 1999 is filed herewith.
The withdrawal of Moore Stephens Lovelace, P.A. as the Registrant's auditor of record was not recommended or approved by the Registrant's Board of Directors.

As of this date, the Registrant has not appointed a new independent accountant.

Item 7. Financial Statements and Exhibits

(c) Exhibits

16.2 Letter Re: Change in certifying accountants


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITSGALORE.COM, INC.					Date: July 27, 1999

By   /s/ Steve Bradford
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      Steve Bradford
      President, Principal Executive Officer
      Principal Accounting Officer and Director